Exhibit 99.1

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO – January 5, 2026 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) (“Crinetics”), a pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors, announced today that it intends to offer and sell, subject to market and other conditions, $350.0 million of shares of its common stock in a proposed underwritten public offering. In addition, Crinetics intends to grant the underwriters a 30-day option to purchase up to an additional $52.5 million of shares of common stock. All of the shares to be sold in the proposed offering are to be sold by Crinetics. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Crinetics intends to use the net proceeds from the proposed offering, together with its cash, cash equivalents and investment securities, to fund its commercial activities in connection with the launch of PALSONIFY™, research and development of its product candidates, other research programs and other general corporate purposes, which may include, among other things, capital expenditures or working capital. Crinetics may also use a portion of the remaining net proceeds, together with its existing cash, cash equivalents and investment securities, to in-license, acquire, or invest in complementary businesses, technologies, products or assets; however, it has no current commitments or obligations to do so.

Leerink Partners, J.P. Morgan, Evercore ISI, Piper Sandler and Cantor are acting as joint bookrunning managers for the proposed offering.

The securities described above are being offered by Crinetics pursuant to a shelf registration statement that became automatically effective upon its filing with the Securities and Exchange Commission (“SEC”). The proposed offering may be made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a global pharmaceutical company committed to transforming the treatment of endocrine diseases and endocrine-related tumors through science rooted in patient needs. Crinetics is focused on discovering, developing, and commercializing novel therapies, with a core expertise in targeting G-protein coupled receptors (GPCRs) with small molecules that have specifically tailored pharmacology and properties.

Crinetics’ lead product, PALSONIFY™ (paltusotine), is the first once-daily, oral treatment approved by the U.S. Food and Drug Administration (“FDA”) for the treatment of adults with acromegaly who had an inadequate response to surgery and/or for whom surgery is not an option. Paltusotine is also in clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics’ deep pipeline of 10+ disclosed programs includes late-stage investigational candidate atumelnant, which is currently in development for congenital adrenal hyperplasia and ACTH-dependent Cushing’s syndrome, and CRN09682, a nonpeptide drug conjugate candidate that is being developed to treat SST2 expressing neuroendocrine tumors and other SST2 expressing solid tumors. Additional discovery programs address a variety of endocrine conditions such as neuroendocrine tumors, Graves’ disease (including Graves’ hyperthyroidism and Graves’ orbitopathy, or thyroid eye disease), polycystic kidney disease, hyperparathyroidism, diabetes, obesity, and GPCR-targeted oncology indications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements relating to the offering, including the structure, timing, size and completion of the offering and the anticipated use of proceeds therefrom, and the grant of the option to purchase additional shares. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Crinetics’ business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended September 30, 2025, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Investors:

Gayathri Diwakar

Head of Investor Relations

gdiwakar@crinetics.com

(858) 345-6340

Media:

Natalie Badillo

Head of Corporate Communications

nbadillo@crinetics.com

(858) 345-6075